UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41698	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPCS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 28, 2025, TechPrecision Corporation (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”).  A total of 9,952,950 shares of the Company’s common stock were entitled to vote as of October 1, 2025, the record date for the Annual Meeting, of which 7,323,846 were present in person or by proxy at the Annual Meeting.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal No. 1: All of the nominees for director listed below were elected to serve for a one-year term expiring on the date of the Company’s 2026 Annual Meeting of Stockholders (and until their successors are duly elected and qualified) by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Andrew A. Levy	2,447,649	2,158,196	18,302	2,699,699
General Victor E. Renuart Jr. (Ret.)	3,882,483	51,585	690,079	2,699,699
Walter M. Schenker	2,461,412	2,144,433	18,302	2,699,699
Alexander Shen	4,365,476	121,534	137,137	2,699,699
Robert D. Straus	3,598,975	652,995	372,177	2,699,699

Proposal No. 2: The selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending on March 31, 2026 was ratified by the Company’s stockholders by the votes set forth in the table below:

For	Against	Abstain
7,110,852	208,572	4,422

Proposal No. 3: The compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement dated October 3, 2025 was approved by the Company’s stockholders on an advisory, non-binding basis by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
3,863,039	234,751	526,357	2,699,699

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: October 28, 2025	By:	/s/ Phillip E. Podgorski
	Name:	Phillip E. Podgorski
	Title:	Chief Financial Officer